UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 1, 2009

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

 Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Third Amendment to Credit Agreement

On October 1, 2009, Highbury Financial Inc. (“Highbury”) and City National Bank executed an amendment to the Credit Agreement, dated as of November 9, 2006, as amended by a First Amendment to Credit Agreement dated October 31, 2007 and a Second Amendment to Credit Agreement dated October 1, 2008 (the “Amended Credit Agreement”), which provides for an extension of the Amended Credit Agreement through September 30, 2010 and modifies certain provisions of the Amended Credit Agreement (the “Third Amendment to Credit Agreement”). The Third Amendment to Credit Agreement amends the rate at which borrowings will bear interest, at Highbury’s option, to either (i) for a LIBOR loan, the greater of (w) 3.50% and (x) the LIBOR interest rate plus 2.75% per year or (ii) for a prime rate loan, the greater of (y) 3.50% and (z) the fluctuating prime rate plus 0.50% per year. A description of the terms of the Amended Credit Agreement, other than those amended by the Third Amendment to Credit Agreement, is included under the heading “Credit Facility” in Item 2 of Highbury’s Form 10-Q filed with the Securities and Exchange Commission on August 11, 2009 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated October 1, 2009, by and between Highbury and City National Bank.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

Date: October 8, 2009	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated October 1, 2009, by and between Highbury and City National Bank.